Exhibit 10.21

SEVENTH AMENDMENT TO
MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Amendment (this “Amendment”) entered into this 13th day of September, 2018, and effective as set forth in Section 2 below, is by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (f/k/a the Division of Lotteries of the Rhode Island Department of Administration) with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and Twin River-Tiverton, LLC, a Delaware limited liability company (assignee of Premier Entertainment II, LLC d/b/a Newport Grand (assignee of Newport Grand, LLC), d/b/a Newport Grand)), with its principal address at 777 Tiverton Casino Blvd., Tiverton, Rhode Island 02878 (“Twin River-Tiverton”).

Among other things, this Amendment constitutes the Seventh Amendment (the “Newport Grand Seventh Amendment”) to that certain Master Video Lottery Terminal Contract by and between the Division and Twin River-Tiverton’s predecessor in interest dated as of November 23, 2005 (the “Original Newport Grand Master Contract”), as amended by that certain Amendment dated January 25, 2006 (the “Newport Grand Amendment”), that certain First Amendment to Master Video Lottery Terminal Contract, as Previously Amended dated December 21, 2010 (the “Newport Grand First Amendment”), that certain Second Amendment to Master Video Lottery Terminal Contract dated May 31, 2012 (the “Newport Grand Second Amendment”), that certain Third Amendment to Master Video Lottery Terminal Contract dated May 1, 2013 (the “Newport Grand Third Amendment”), that certain Assignment and Assumption of Master Video Lottery Terminal Contract by and between Newport Grand, L.L.C. (“Newport Grand”), as assignor and Premier Entertainment II, LLC, (“Premier”), as assignee, and, solely for the purposes of Section 10 thereof, the Division, dated July 14, 2015 (the “First Newport Grand Assignment”), that certain Fourth Amendment to Master Video Lottery Terminal Contract dated July 14, 2015 (the” Newport Grand Fourth Amendment”), that certain Fifth Amendment to Master Video Lottery Terminal Contract dated May 2, 2017 (the “Newport Grand Fifth Amendment”), that certain Sixth Amendment to Master Video Lottery Terminal Contract dated May 12, 2018 (the “Newport Grand Sixth Amendment”), and that certain Assignment and Assumption of Master Video Lottery Terminal Contract by and between Premier, as assignor and Twin River-Tiverton, as assignee, and, solely for the purposes of Section 10 thereof, the Division, dated of even date herewith (the “Second Newport Grand Assignment”). The Original Newport Grand Contract, as amended by the Newport Grand Amendment and by the First, Second, Third, Fourth, Fifth and Sixth Amendments, and as assigned pursuant to the First and Second Newport Grand Assignments, is referred to herein as the “Newport Grand Master Contract.”

The Division and Twin River-Tiverton are referred to herein collectively as the “Parties,” and individually, as a “Party.”

WITNESSETH

WHEREAS, the Division and Newport Grand entered into the Newport Grand Master Contract, which contract has been amended as indicated above;

WHEREAS, in connection with the purchase by Premier of substantially all of the assets of Newport Grand, pursuant to the First Newport Grand Assignment, Newport Grand assigned the Newport Grand Master Contract to Premier, the Division having formally consented to such assignment; and

WHEREAS, pursuant to the Second Newport Grand Assignment, Premier subsequently assigned the Newport Grand Master Contract to Twin River-Tiverton, the Division having formally consented to such assignment;

WHEREAS, the Town Council of the Town of Tiverton, Rhode Island approved an ordinance allowing casino gaming within the Town of Tiverton at the Twin River-Tiverton Casino Gaming Facility twenty-four (24) hours a day, seven (7) days a week; and

WHEREAS, Section 12.4 of the Newport Grand Master Contract permits amendments thereto by a writing of subsequent date, executed by duly authorized representatives of the parties; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division and Twin River-Tiverton hereby agree as follows:

1.	Hours of Operation.

1.1	Notwithstanding Section 6.1 of the Newport Grand First Amendment, or anything else to the contrary in the Newport Grand Master Contract, Twin River-Tiverton Casino Gaming Facility shall be permitted to maintain and operate casino gaming at the Twin River-Tiverton Casino Gaming Facility twenty-four (24) hours a day, seven (7) days a week, including without limitation federal and state recognized holidays.

2.	Effectiveness of this Amendment.

Except as otherwise expressly stated in this Amendment, the provisions of this Amendment shall take effect on the date and at the time that the Twin River-Tiverton Casino Gaming Facility begins hosting state-operated casino gaming.

3.	Miscellaneous.

3.1	This Amendment contains the entire agreement of the Parties and supersedes and replaces all prior understandings or agreements (if any), oral or written, with respect to the subject matter hereof. For the avoidance of doubt, if and to the extent any provision of this Amendment conflicts with the Newport Grand Master Contract, the provision of this Amendment shall control.

3.2	Except to the extent amended and/or clarified pursuant to this Amendment, the terms, provisions and conditions of the Newport Grand Master Contract remain in full force and effect, enforceable in accordance with their terms.

3.3	This Amendment shall not be amended except by a writing of subsequent date hereto, executed by duly authorized representatives of the Parties hereto.

3.4	This Amendment shall not be assigned by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

3.5	This Amendment shall be binding upon and inure to the benefit of each of the Parties hereto, and each of their respective successors and permitted assigns.

3.6	The failure of any Party to enforce at any time any of the provisions of this Amendment shall in no way be construed to be a waiver of such provisions, nor in any way affect the validity of this Amendment or any part thereof, or the right of any other Party thereafter to enforce each and every provision.

3.7	The illegality, invalidity or unenforceability of any provision of this Amendment shall not affect the legality, validity or enforceability of any other provision, and to this end the provisions hereof are declared to be severable. If for any reason a court of competent jurisdiction finds any provision of this Amendment to be illegal, invalid or unenforceable, that provision of this Amendment shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Amendment will continue in full force and effect.

3.8	Each Party warrants to the others that it is authorized to execute and deliver this Amendment and to perform the obligations set forth herein, and the persons executing this Amendment on behalf of such Party are authorized to do so.

3.9	This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of Rhode Island, without regard to conflict of law principles. Each Party agrees that any suit for the enforcement of this Amendment may be brought in the courts of the State of Rhode Island or any federal court sitting therein, and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon it at the addresses set forth for it above. Each Party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

3.10	This Amendment may be executed in one or more counterparts each of which shall be deemed an original copy of this Amendment, and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the date first set forth above.

TWIN RIVER-TIVERTON, LLC

By:	/s/ Craig Eaton

Name:	Craig Eaton

Title:	Sr. VP and General Counsel

DIVISION OF LOTTERIES OF THE RHODE ISLAND DEPARTMENT OF REVENUE

By:	/s/ Gerald S. Aubin

Name:	Gerald S. Aubin

Title:	Director

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